                                                                   EXHIBIT 10.23


"CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION."


                           [SMITHMICRO SOFTWARE LOGO]


                  SOFTWARE LICENSING AND DISTRIBUTION AGREEMENT


      THIS AGREEMENT, including Appendixes A and B attached hereto (hereinafter, the "Agreement"), is entered into and effective as of December 1, 1998 by and between SMITH MICRO SOFTWARE, INC., a corporation organized and existing under the laws of the State of Delaware, (hereinafter referred to as "SMSI"), and 3Com Corporation, the party specified as "OEM" on Appendix A, hereto (hereinafter referred to as "OEM").

1.    Rights and Licenses Granted to OEM, Services, Term.

      1.1 SMSI publishes the software programs listed in Appendix A and documentation and instruction manuals related to the software programs (collectively referred to as the "Licensed Products"). Subject to the terms and conditions of this agreement, SMSI hereby grants OEM a limited, non-exclusive, non-transferable right to copy, have copied,, market, and distribute the Licensed Products to distributors, re-sellers, OEM customers of OEM and end-users, solely when distributed concurrently with the sale of the products listed in Appendix A (hereinafter referred to as the "Hardware") of OEM, its parents, subsidiaries and affiliates, and not as separate, unbundled products except as needed to replace a customer's defective media, or to remedy an error in the Licensed Products that can be resolved by providing customer with an upgrade.

      1.2 The term of this Agreement shall be as specified in Appendix A, hereto and shall extend automatically for additional terms of the same length unless either party gives the other party written notice of cancellation at least sixty (60) days prior to the end of the then current term. After the first three months of the initial term of this Agreement, either party may terminate this agreement at any time for convenience by providing 90 days written notice.

2.    OEM's Obligations.

      2.1 OEM, including its parents, subsidiaries and affiliates, shall include from time to time, the promotional literature furnished by SMSI with respect to other products of SMSI including products which provide enhancement upgrades to the Licensed Products. Such promotional material shall be subject to approval by OEM, which approval shall not be unreasonably withheld.

      2.2 OEM may, in its discretion, promote the fact that the Licensed Products are included with Hardware shipped by OEM including references to SMSI and the Licensed Products on product packaging, advertising and promotional literature where reasonable.


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
      2.3 OEM shall supply SMSI, at no charge to SMSI, within 15 days of execution of this Agreement, a sample of each type of Hardware products which it proposes to ship with the Licensed Products for SMSI's testing and quality control purposes. In the event OEM releases new products or significantly changes the design of any Hardware product with which it ships the Licensed Products, OEM shall supply a sample of such Hardware product, as changed, to SMSI at no charge. Should such design changes require significant software modifications to provide the previously existing functionality, SMSI reserves the right to charge for the reasonable costs of such changes.

      2.4 OEM shall establish a registration procedure by which end users of its products may register ownership. OEM shall provide this registration information to SMSI quarterly in ASCII machine readable format. Users will have the option to not be included in this list.

3.    SMSI's Obligations.

      3.1 SMSI shall use commercially reasonable efforts to assure that the Licensed Products are compatible with the Hardware.

      3.2. Improvements. Reasonable improvements in the Licensed Products (which shall mean any minor additions or modifications made by SMSI to or in the Licensed Products at any time) which improve the efficiency and effectiveness of the Licensed Products and which do not change its function(s) shall be furnished from time to time to OEM at no charge.

      3.3 Program Changes. If at any time SMSI shall develop any changes in the Licensed Products which change the basic program function(s) of the Licensed Products or add one or more new ones, the sublicensees of OEM shall have the right to obtain such program changes at the standard rate SMSI charges other licensees of the Licensed Products. The determination of whether a change is an improvement or program change shall be in the sole discretion of SMSI.

4. Technical Support. The party specified in Appendix A, hereto shall provide end users who receive copies of the Licensed Products from OEM telephonic advice by knowledgeable personnel on installation, operation and trouble-shooting questions with respect to the Licensed Products ("Technical Support"). Such party shall not refer such callers to the other party. If OEM is designated to provide customer support in Appendix A, OEM shall provide to SMSI the telephone numbers for OEM's Technical Support personnel for the Licensed Products which SMSI may provide to callers who have acquired the Licensed Products through OEM. SMSI shall provide tier 2 support in the operation of the Licensed Products to the customer service staffs of OEM, its subsidiaries and affiliates to assist the customer service staffs in providing Technical Support for the Licensed Products but unless otherwise provided in Appendix A, hereto, SMSI shall not otherwise be obligated to provide Technical Support.

5. Delivery. Except as explained in Appendix A, SMSI has delivered Copy Masters of the Licensed Products and the appropriate End User License Agreement to OEM.


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
6.    Payment Schedule, Fees and Charges.

      6.1 Price. OEM shall pay the prices specified in Appendix A hereto. Within forty-five (45) days after the end of each calender month OEM shall pay SMSI for each copy shipped during the month. OEM shall accompany each monthly payment with a report containing all information reasonably necessary to verify accuracy of the payment for that month. OEM shall pay a late charge of 1.0% for each month or partial month that payment is late, or, if lower, the maximum rate permitted by law.

      6.2 Taxes and Duties. The prices stated are exclusive of sales or use taxes, ad valorem taxes, duties, licenses, or levies imposed on the production, storage, sale, transportation or use of the Licensed Products. OEM shall pay all such charges, excepting taxes based on the income of SMSI, either as levied by taxing authorities, or in lieu thereof, OEM shall provide an exemption certificate acceptable to the relevant taxing authorities.

7.    Copies of Licensed Products.

      7.1 Right to Copy.OEM shall have the right to copy, duplicate or otherwise reproduce, or have copied, duplicated or otherwise reproduced, the Licensed Products for inclusion with OEM's Hardware.

      7.2 Right to Audit. OEM shall keep records concerning the shipment of, and all transactions relating to, the sale of the Licensed Products. Such records shall set forth the number of copies of the Licensed Products sold or transferred by OEM. OEM shall allow an independent certified public accountant appointed by SMSI, subject to reasonable approval of OEM, upon ten (10) days written notice, to inspect, audit and analyze all of OEM's records as described in this section, and all of OEM's other books, accounts and shipping records relating to the items licensed hereunder, during normal business hours at OEM's regular place of business. SMSI shall bear the costs of such inspection and audit, unless the audit discloses that additional amounts equal to or greater than 5% during the period being examined are due SMSI, in which case OEM shall pay such additional amounts and reasonable costs of such inspection and audit. SMSI agrees to sign, and have the auditor sign, any reasonable and appropriate confidentiality agreement with respect to such inspection and audit which is submitted by OEM during the term of this Agreement.

8.    Limited Warranties.

      8.1 SMSI's Warranties. SMSI warrants that during the Warranty Period (as defined below), the Licensed Products furnished hereunder shall be free from material programming errors and from material defects in workmanship and materials. OEM acknowledges that inevitably some errors may exist in the Licensed Software, and the presence of such errors, if not material errors, shall not be a breach of this provision This warranty shall be of no effect should OEM cause the Licensed Products to be modified or used other than as licensed hereunder or as provided in the documentation without the written consent of SMSI.

      8.2 SMSI's Fulfillment of Warranty Obligations. If at any time during the 90-day period immediately following the date of delivery of the Licensed Products (the "Warranty Period") SMSI or OEM shall discover one or more material defects or errors in the Licensed Products or any other respect in which the Licensed Products fails to conform to the provisions of any warranty contained in this Agreement, SMSI shall, entirely at its own expense, promptly correct such defect, error or nonconformity by, among other things supplying OEM with corrected versions of the Licensed Products.

      8.3 No Warranty Pass-Through. OEM shall not pass through to its customers, end users or any other third party the warranties made by SMSI under this Agreement. OEM shall make no representations to its customers, end users or any other third party on behalf of SMSI. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any customer, end user, or licensee of OEM or any other third party.

      8.5 LIMITATION OF LIABILITY. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SMSI MAKES NO AND SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS GUARANTEES AND WARRANTIES TO ANY PERSON OR ENTITY REGARDING THE USE OR THE RESULTS OF THE USE OF THE LICENSED PRODUCTS.

9.    Indemnification

      9.1 SMSI agrees to indemnify, defend, and hold OEM harmless from and against any and all actions, suits, claims, liabilities, damages, losses and expenses (including the reasonable fees of attorneys and other professionals and related costs and expenses) arising directly or indirectly out of or in connection with any claim that the Licensed Products violates any patent, trademark, copyright and any other intellectual or industrial property right of third parties, finally awarded in any such claim, suit or proceeding. SMSI shall have no liability for infringement based on (a) use of other than the current release of the Licensed Products, (b) modification of the Licensed Products without SMSI's written consent, (c) the combination or use of the Licensed Products with any other software, equipment, product, device, item or process not furnished by SMSI or not contemplated under this Agreement, if such infringement would have been avoided by the use of the Licensed Products as contemplated herein or alone and in their current unmodified form. (d) OEM's continued infringing activities after being notified thereof or after being informed of modifications that would have avoided the infringement or (e) OEM's use of the licensed product which is incidental to an infringement not resulting primarily from the licensed product. OEM will indemnify SMSI from all damages and liabilities related to a claim excluded from SMSI's indemnity obligation by the previous sentence.

      9.2 OEM agrees to indemnify, defend, and hold SMSI harmless from and against any and all actions, suits, claims, liabilities, damages, losses and expenses (including the reasonable fees of attorneys and other professionals and related costs and expenses) arising directly or indirectly out of or in connection with any claim related to the Hardware, the breach by OEM of any warranty or obligation under this Agreement, or any claim that (1) the distribution of the Hardware violates any local, state, or federal law, rule or regulation or violates any patent, trademark, copyright and any other intellectual or industrial property right of third parties, or (2) of property damage or personal injury or death arising from use of the Hardware, and to pay any liabilities, damages, costs and expenses finally awarded in any such claim, suit or proceeding.

      9.3 The indemnifying party shall be relieved of the foregoing obligation unless (i) the other party promptly notifies the indemnifying party of any such claim, (ii) the indemnifying party shall have sole control of the defense and all related settlement negotiations, and (iii) the other party provides the indemnifying party with the assistance, information and authority necessary to perform the above. However, if the other party desires to have separate legal representation in any such action, it shall be responsible for the costs and fees related to its separate counsel. In the event a product provided by the indemnifying party is finally held or believed by the indemnifying party to infringe a third party's rights, the indemnifying party, at its option, shall use reasonable efforts to obtain a license under the rights that have been infringed, or to modify the infringing product so it is non-infringing or to provide to the other party substitute products that are non-infringing; provided that if in the indemnifying party's judgment such options are not commercially reasonable, the indemnifying party may terminate the licenses granted to the other party hereunder upon written notice to the other party.


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
10.   Proprietary Rights, Confidentiality.

      10.1 RapidComm Trademark. OEM has marketed the Licensed Products - or their predecessor products - under the trademark RapidComm. SMSI acknowledges that all right, title and interest in and to the RapidComm mark resides in OEM, and hereby agrees that OEM may continue to market the Licensed Products under the RapidComm mark during the term of this Agreement.

      10.2 Ownership. Except as set forth in Section 10.1 above, OEM agrees that the Licensed Products provided hereunder, and any copies thereof, in whole or in part, and all intellectual property rights, including without limitation, patent, copyright, trademark, trade secret, and any other intellectual or industrial property rights, are and shall remain the sole property of SMSI, and that all rights thereto are reserved by SMSI. OEM agrees that it will not create derivatives of such Licensed Products, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer the Licensed Products except as expressly provided in this License Agreement. OEM is prohibited from the disassembly or decompilation of the object code or the disclosure of any other aspect of the workings of the Licensed Products without the written consent of SMSI.

      10.3 Trademarks. Unless otherwise agreed by the parties in writing, OEM shall use SMSI's trademarks only for purposes of advertisement, promotion, and licensing of the corresponding Licensed Products and for no other purposes. OEM shall use such trademarks in accordance with the guidelines established by SMSI from time to time. OEM shall not use any of SMSI's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to in any way that is injurious to the SMSI's reputation. In the event OEM is permitted under this agreement to make copies of the Licensed Products, OEM shall include copyright notices on any and all copies of Licensed Products. Licensed Products shall always be known by the names set forth in Appendix A attached hereto, or as otherwise agreed by the parties. OEM shall restrict its sub-licensees of the Licensed Products similarly. SMSI may audit OEM's use of SMSI's trademarks upon request. Should SMSI decide to register any or all of its trademarks, OEM shall cooperate in all registration applications, renewals and other procedures with the applicable trademark authorities. Likewise, SMSI shall provide similar cooperation in OEM's efforts to register and protect the RapidComm mark.

      10.4  Confidentiality.

            10.4.1 "Confidential Information" shall mean all information that is not generally known to the public and in which a party has rights of any kind, including, but not limited to, proprietary technology, trade secrets, know-how, inventions (whether or not patentable), ideas, improvements, works of authorship, derivative works, modifications, product development plans, forecasts, strategies, names and expertise of employees and consultants, techniques, processes, algorithms, schematics, software programs, designs, together with all other business and technical information that a party discloses to the other party, and such other information as is deemed confidential by the disclosing party and identified as such at the time of disclosure, or which, under the circumstances surrounding the disclosure to the other party, ought reasonably to be treated as confidential. Information shall not be deemed "Confidential Information" for the purposes of this Agreement that
(i) is already known to the non-disclosing party at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the non-disclosing party, including by public announcement by the disclosing party; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by the non-disclosing party; or
(v) is lawfully required to be disclosed by any governmental agency or otherwise required to be disclosed by law.

            10.4.2 Each party shall hold in trust and confidence and shall not disclose any Confidential Information of the other party during the term of this Agreement, and for a period of three (3) years following termination of this Agreement other than its own employees who have a need to know and are bound in writing


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under an appropriate confidentiality agreement. In so doing, such party shall use the same degree of care, but no less than a reasonable degree of care, as such party uses to protect its own confidential information of a like nature.

11.   Termination.

      11.1 Default. Each party has the right to terminate this Agreement for the following reasons or causes:

            11.1.1 In the case of a breach of Section 10 (Proprietary Information, Confidentiality) termination shall be effective, upon ten (10) days written notice;

            11.1.2 For defaults in payment of money, if such other party materially breaches or is in material default of any obligation hereunder, which breach or default which has not been cured within thirty (30) days after service of written notice of default of the non-breaching party;

            11.1.3 In the event that OEM fails to maintain a satisfactory credit rating or financial condition or if SMSI reasonably concludes that, for any reason, OEM is or will become unable to discharge its obligations hereunder, SMSI may immediately suspend shipment of the Licensed Software and may terminate this Agreement upon thirty (30) days written notice. Alternatively, and without waiving its termination rights hereunder, if SMSI deems that OEM has failed to maintain a satisfactory credit rating or financial condition, SMSI may require that shipments be paid for in advance or that payment be secured by letter of credit or other form of security acceptable to SMSI in its absolute discretion.

            11.1.4 If a party becomes insolvent, is adjudicated bankrupt or if a receiver or trustee is appointed for a party for a substantial portion of its assets, or if a party institutes or becomes a party to any proceeding for the settlement of debts or an assignment for the benefit of creditors of such party, and the situation is not corrected within thirty (30) days after it received written notice from the non-defaulting party.

      11.2 Conditions Upon Termination. The following conditions shall apply upon termination:

            11.2.1 OEM shall discontinue all use of the Licensed Products and any copies thereof and, upon the written instruction of SMSI, shall deliver to SMSI, or destroy, at SMSI's option, all previously delivered copies of the Licensed Products and related materials furnished by SMSI and any copies thereof in the possession of or under control of OEM. Notwithstanding the above, OEM shall have the right to ship any Licensed Product previously copied and bundled with the OEM's hardware for a period of ninety (90) days.

            11.2.2 OEM shall also erase or destroy all Licensed Products or copies or portions thereof contained or stored in any form or media, including the memory of a computer or computer system in its possession or under its control except as used to provide tier 1 customer support.

            11.2.3 OEM shall certify to SMSI that the requirements of Sections
11.2.1 and 11.2.2 have been completed within fifteen (15) days of termination.

      11.3 Addition to Other Rights. The termination rights set forth above shall be in addition to, and not in substitution for, any other remedies that may be available to the party serving notice upon the other party, and any termination and any exercise of any such right shall not relieve the party receiving notice from any obligations accrued to the date of such termination or relieve such party from liability and damage to the other for breach of this Agreement. No termination hereunder shall terminate any end user license.


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      11.4  The termination of this Agreement shall not in any way affect OEM's rights under any end user licenses for the Licensed Products heretofore or hereafter acquired by OEM other than the pursuant to this Agreement.

12.   Miscellaneous.

      12.1 U.S. Government contracts. Any Licensed Products which OEM distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "U.S. Government") are provided to OEM with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (cX1)(ii) of the Rights in Technical Data and Computer Software clause at 48 C.F.R. 252.227-7013 or in subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights clause at 48 C.F.R. 52.227-19, as applicable. The Contractor/Manufacturer is: Smith Micro Software, Inc. 51 Columbia, Aliso Viejo, California 92656. OEM shall comply with any requirements of the U.S. Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Licensed Products and any license agreement used in connection with the distribution of the Licensed Products. Under no circumstances shall SMSI be obligated to comply with any U.S. Governmental requirements regarding the submission of or the request for exemption for submission of cost or pricing data or cost accounting requirements. For any distribution or license of the Licensed Products that would require compliance by SMSI with U.S. Governmental requirements relating to cost or pricing data or cost accounting requirements, OEM must obtain an appropriate waiver or exemption from such requirements for the benefit of SMSI from the appropriate U.S. Governmental authority before the distribution and/or license of the Licensed Products to the U.S. Government. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in this Agreement. OEM shall procure U.S. Government waiver of any intellectual property rights in or relating to Licensed Products.

      12.2 Export. OEM will not, directly or indirectly, export or transmit the Licensed Products, to any country to which such export or transmission is restricted by regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

      12.3 Independent Contractors. The parties are not employees or legal representatives of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

      12.4  Intentionally omitted.

      12.5 Injunction. With respect to any breach of any agreement or covenant contained in this Agreement, including without limitation, any agreement not to use, disclose, copy, or distribute the Licensed Products or regarding SMSI's confidential information and trade secrets, OEM agrees that SMSI will be entitled to seek injunctive relief. OEM agrees and recognizes that SMSI may suffer immediate and irreparable harm and money damages may not be adequate to compensate SMSI or protect and preserve the status quo.

      12.6 Survival. The obligations of Section 6 (Payment Schedule, Fees and Charges), Section 8.5 (Limitation of Liability), Section 8.6 (Consequential Damages), Section 9 (Indemnification), Section 10 (Proprietary Rights, Confidentiality), Section 11 (Termination), and Section 12.4 (Injunction) shall survive termination of any license hereunder.

      12.7 Force Majeure. Neither party hereto shall be liable for the failure to perform of any of its obligations under this Agreement, except an obligation to pay, if such failure is caused by the occurrence of any force Majeure beyond the reasonable control of such party, including without limitation fire, flood, strikes and other industrial disturbances, failure of transport, accidents, wars, riots, insurrections or acts of God. If the period of


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nonperformance exceeds thirty (30) days from the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement.

      12.8 CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER OF THE PARTIES HERETO BE LIABLE TO THE OTHER FOR THE PAYMENT OF ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE REMEDIES PROVIDED FOR HEREIN EMBODY THE ESSENTIAL PURPOSE OF THE PARTIES HERETO WITH RESPECT TO REMEDIAL ACTION IN THE EVENT OF BREACH OF THIS AGREEMENT.

      12.9 Applicable Law. This Agreement shall be governed by the laws of the State of California including its Uniform Commercial Code, without reference to conflict of laws principles. The sole jurisdiction and Venue for any action with respect to this Agreement shall be in Santa Clara County, California.

      12.10 Notices. Any notice or other communication hereunder shall be in writing and deemed given if personally delivered or sent to a party by commercial overnight delivery or registered or certified mail, return receipt requested or, first class mail (air mail if served from outside the United States) to SMSI at:

Smith Micro Software, Inc.
51 Columbia
Aliso Viejo, CA  92656
Attn.:  Mr. Mark W. Nelson
Telephone (949) 362-5800
Fax (949) 362-2300

and to OEM at the address specified in Appendix A, hereto with a copy to:

General Counsel
3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95092
Fax (408) 326-6434

Notices delivered personally, by overnight delivery or by registered or certified mail shall be deemed communicated as of actual receipt; notices sent by first class mail shall be deemed communicated as of three (3) days after mailing. Each party may change such party's address by written notice in accordance with this section.

      12.11 Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

      12.12 Assignment. OEM shall not assign or subcontract all or any part of this Agreement, or any interest therein, without SMSI's prior written consent, except that OEM may assign to any corporate affiliate without SMSI's consent provided that OEM remains the guarantor of all of its obligations under this Agreement.

      12.13 Binding Effects; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. Nothing herein is intended to confer on any


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person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under, or by reason of, this Agreement.

      12.14 Attorney's Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the non-prevailing party its reasonable expenses including, but not by way of limitation, attorneys' fees.

      12.15 Severability; Partial Invalidity. If any provision of this Agreement shall be declared invalid, void or unenforceable by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      12.16 Captions; Headings. The headings of articles, sections and other subdivisions hereof are inserted only for the purpose of convenient reference and it is recognized that they may not adequately or accurately describe the contents of the sections which they head. Such headings shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof, nor shall they otherwise be given any legal effect.

      12.17 Entire Agreement. This Agreement, together with all appendices or other attachments referenced herein, constitutes the entire agreement between SMSI and OEM and supersedes all proposals, oral and written, between the parties on this subject. No changes or modifications to this agreement or waivers of any provisions of this agreement shall be effective unless made in writing and signed by both parties.

      12.18 Counterparts. This Agreement may be executed in counterparts, which together shall constitute the contract of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed at Aliso Viejo, California and each hereby warrants and represents that its representative whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


SMITH MICRO SOFTWARE, INC.

By: /s/William W. Smith Jr.__________________________

Title: President/CEO_________________________________

Date: 12/15/98_______________________________________


3COM CORPORATION

By: /s/Jerry Devlin__________________________________

Title: V.P. and G.M._________________________________

Date: 12/15/98_______________________________________


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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                  SOFTWARE LICENSING AND DISTRIBUTION AGREEMENT


                                   APPENDIX A

Name of OEM: 3Com Corporation, Client Access Business Unit (CABU).

Address of OEM: 3Com Corporation              Phone: 847-262-5000
                3800 Golf Rd.
                Rolling Meadows, IL.  60008   Fax: 847-262-0142


1. OEM is a [corporation] organized and existing under the laws of the State of Delaware.

2.    Term of Agreement 1 year(s) commencing December 1, 1998.

3.    Licensed Products:

            Product Name(s):                                             Version:
      -------------------------------------------------------------------------------
      a.    RapidComm for Win.95/98/NT                                    2.0
      b.    RapidComm Voice for Win.95/98/NT                              2.0
      c.    Combined RapidComm/RapidComm Voice for Win.95/98/NT           2.0
      d.    RapidComm for Win.3.x/95/98/NT                                1.3.2 L, P
      e.    RapidComm Voice for Win.3.x/95/98/NT                          1.3.2 L, P
      f.    RapidComm Mac                                                 2.0
      g.    RapidComm Voice Mac                                           2.0
      Any other current versions shipped by 3Com

4.    OEM's Hardware:

      a.    Any OEM hardware

5. The Price per license shall be $[***] per copy. No royalties or other charges shall be due or payable by OEM hereunder.

6.    Technical Support:

      Technical Support shall be provided by 3Com Corporation.


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
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

7. SMSI deliver to 3Com a gold master of RapidComm/RapidComm Voice 2.0 no later than November 30, 1998.

      7.1 In the event that SMSI fails to deliver such gold master to 3Com on or before January 31, 1999, the royalty to be paid by 3Com for all copies of RapidComm 1.3.2L/P and/or RapidComm 2.0 shipped during the month of January, 1999 shall be $[***] per copy until such time as gold master is delivered. Approval will not be unreasonably withheld.

8.    RapidComm 2.0 shall contain the following features:

      [***]

9.    RapidComm 2.x additional feature requests.

      [***]


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

9. Future development work. SMSI may perform additional development work ("Future Projects") for additional features for RapidComm 2.0. The parties shall mutually agree as to the timetable and costs associated for the Future Projects from time to time.

10. Translations and Localizations. SMSI shall translate and localize at no cost to OEM, RapidComm 2.0 and its Quick Start Guide for Windows 95/98, Windows NT and Mac for the following languages:

            Windows:

            a.    Spanish
            b.    Portuguese
            c.    French
            d.    Japanese
            e.    Korean
            f.    Simplified Chinese
            g.    Italian
            h.    German
            i.    Swedish
            j.    Dutch
            k.    Cyrillic/Russian
            l.    U.K /International English

            Mac:

            a.    French
            b.    Spanish
            c.    U.K./International English

11. 3Com shall commit to volumes and regions for translations requested in addition to the languages specified above or will pay a reasonable translation fee per language for those not listed in section 10. above.


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
                                   APPENDIX B

                           [SMITHMICRO SOFTWARE LOGO]

                          MASTER RELEASE AUTHORIZATION

      Smith Micro Software, Inc. has supplied the below referenced product master to you so that you can test it and let us know if it is acceptable. Please test this master carefully since we will consider your approval as an acceptance of all products duplicated from this master.

      Once signed, please fax this form back to Smith Micro Software at (714) 362-2300 so we may insure that our latest version of software is available for your customers. No fax cover page is necessary. Thank you. DUPLICATION AND SHIPMENT OF THE PRODUCT MASTER(S) MAY BE DELAYED IF NO AUTHORIZATION IS RECEIVED.

      Master is satisfactory:                    [ ]  YES       [ ]  NO

      Comments:

      Master has been approved by:__________________________    _______________
                                  Signature                     Date

      Company:                    _____________________________________________

      SMSI Engineering Manager:   __________________________    _______________
                                  Signature                     Date

      SMSI Account Representative:__________________________    _______________
                                  Signature                     Date

________________________________________________________________________________

      Tested with all hardware and software that is to be shipped with the following build?

      Identification:     __________________________________    ________________
                                 Model                          Version

      SMSI Quality Control:       __________________________    ________________
                                  Signature                     Date
________________________________________________________________________________

                                BUILD INFORMATION
Product
Date:                                                Product No.:
Version:                                             Volume Label:
Directory:


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